SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 21, 2016

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On January 21, 2016 we issued the press release attached as Exhibit 99.1. It is incorporated into this report by reference. The press release describes the results of our operations for the quarter ended December 31, 2015.

Item 8.01. Other Events.

On January 21, 2016, we announced that our board of directors declared a quarterly cash dividend of US $0.30 per share of outstanding common stock. The dividend will be payable on March 17, 2016, with a record date of February 11, 2016. We will pay the dividend in US currency to holders of our common stock trading on the New York Stock Exchange (NYSE). We will pay the dividend to holders of CHESS Depositary Instruments (CDIs) trading on the Australian Securities Exchange (ASX) at an equivalent amount in Australian currency, based on the exchange rate on February 11, 2016, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 9, 2016 for CDI holders and common stock holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow us to defer processing conversions between its common stock and CDI registers from February 10, 2016 through February 11, 2016, inclusive.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document
99.1	Press Release dated January 21, 2016 regarding results of operations

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: January 21, 2016	RESMED INC.
(registrant)

	By:	/s/ Brett Sandercock
Name: Brett Sandercock
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated January 21, 2016 regarding results of operations